Exhibit 21.1


                                        SUBSIDIARIES OF REGISTRANT
                                                                        State or
Entity Name                                               Country      % Owned
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Big Bear Indian Art, LLC                                    Texas        100%
Crown Pointe, Inc.                                       California      100%
Gainesville Outlet Mall, LLC                               Nevada        100%
Gainesville Partners, LLC                                  Nevada        100%
Gainesville Property, LP                                    Texas        100%
Greenbriar Financial Corporation                           Nevada        100%
Kellway Corporation                                         Texas        100%
King City Retirement Corporation                           Oregon        100%
Mesquite, LLC                                              Nevada         60%
Real Estate Investors, LLC                                 Nevada        100%
Retirement Real Estate, Inc.                               Nevada        100%
Senior Living Management, Inc.                             Nevada        100%
Senior Living Management Payroll Company                    Texas        100%
Senior Property Management, Inc.                           Nevada        100%
Senior Property Management- CP, LLC                        Nevada        100%
Senior Property Management- OP, LLC                        Nevada        100%
Senior Property Management- WT, LLC                        Nevada        100%
SLM-Crown Pointe, Inc.                                     Nevada        100%
SLM-Oak Park, Inc.                                         Nevada        100%
SLM-Wedgwood Terrace, Inc.                                 Nevada        100%
Villa Residential Care Homes - Arlington I, LP              Texas         49%
Villa Residential Care Homes - Corpus Christi South, LP     Texas          1%
Villa Residential Care Homes - Fort Worth East, LP          Texas          1%
Villa Residential Care Homes - Granbury, LP                 Texas          1%
Villa Residential Care Homes - Oak Park, LP                 Texas          1%
Wedgwood Retirement Inns, Inc.                           Washington      100%
Wedgwood Terrace, Inc.                                     Nevada        100%
Windsor Group, LLC                                      South Carolina   100%
Windsor House Greenville, LLC                           South Carolina   100%